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                                   AMENDMENT,
                             DATED NOVEMBER 2, 1993,
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                           BETWEEN RYDEX SERIES TRUST
                            AND PADCO ADVISORS, INC.,
                               DATED MAY 14, 1993


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                                  AMENDMENT TO

                               MANAGEMENT CONTRACT

                                     BETWEEN

                               RYDEX SERIES TRUST

                                       AND

                              PADCO ADVISORS, INC.


         The following Amendment is made to the Preamble to the Management Contract between Rydex Series Trust (the "Trust") and PADCO Advisors, Inc. (the "Manager"), dated May 14, 1993 (the "Contract"), and is hereby incorporated into and made a part of the Contract:

         The Preamble to the Contract is amended, effective November 2, 1993, to read as follows:

         "This Management Contract (the "Contract"), dated as of the 14th day of May, 1993, is entered into by and between the Rydex Series Trust (the "Trust") and PADCO Advisors, Inc. (the "Manager"). The Trust wishes to engage the Manager, and the Manager wishes to be engaged, to manage the Trust's investment portfolios (hereinafter referred to individually as the "Fund" and collectively as the "Funds," as appropriate)."

         The following Amendment is made to Section 4 of the Contract and is hereby incorporated into and made a part of the Contract:

         Section 4 of the Contract is amended, effective November 2, 1993, to read as follows:

         "As compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

         Nova Fund                            0.75% (75/100's of one percent)
         Rydex U.S. Government Money Market   0.50% (50/100's of one percent)
         Rydex Precious Metals Fund           0.75% (75/100's of one percent)
         The Ursa Fund                        0.90% (90/100's of one percent)
         Rydex U.S. Government Bond Fund      0.50% (50/100's of one percent)
         Rydex OTC Fund                       0.75% (75/100's of one percent)

         The fee will be paid monthly not later than the fifth (5th) business days of the month following the month for which services have been provided. In the event of termination of this Contract, the fee shall be computed on the basis of the


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         period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to each such Fund. For purposes of calculating the Manager's fee, the value of the net assets of each respective Fund shall be determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund's current Prospectus and Statement of Additional Information."

         In witness whereof, the parties hereto have caused these Amendments to be executed in their names and on their behalf and through their duly-authorized officers as of the 2nd day of November, 1993.

                                            RYDEX SERIES TRUST


                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            Title: Chairman


                                            PADCO ADVISORS, INC.


                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            Title: President